UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2024

Appgate, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-52776	20-3547231
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

2 Alhambra Plaza, Suite PH-1-B, Coral Gables, FL 33134
(Address of principal executive offices) (Zip Code)

(866) 524-4782
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Amended and Restated Note Issuance Agreement and Amended and Restated Note Purchase Agreement

As previously disclosed by Appgate, Inc., a Delaware corporation (“Appgate” or the “Company”), on the Form 8-K (the “Prior 8-K”) filed by the Company on June 15, 2023, with the Securities and Exchange Commission (the “SEC”), on June 9, 2023, Appgate, Appgate Cybersecurity Inc., a Delaware corporation and wholly owned subsidiary of Appgate (“Legacy Appgate”), Legacy Appgate’s wholly owned domestic subsidiaries, as guarantors (each, a “Domestic Subsidiary Guarantor”), Easy Solutions Japan, GK (“ES Japan”), Easy Solutions S.A.S. (“ES Colombia” and, collectively with the Domestic Subsidiary Guarantors, Appgate and ES Japan, the “Note Guarantors”), Magnetar Financial LLC (collectively with its affiliates, “Magnetar”), as representative of the lenders, (the “Lenders”) party to that certain A&R Note Purchase Agreement, dated June 9, 2023, by and among Legacy Appgate and the Lenders (the “A&R Note Purchase Agreement”), and U.S. Bank Trust Company, National Association, as collateral agent (in such capacity, the “Collateral Agent”), entered into an amended and restated note issuance agreement (the “A&R Note Issuance Agreement”), which governs Legacy Appgate’s Convertible Senior Notes due 2026 (the “Notes”).

On May 2, 2024, in connection with the Lenders’ purchase of Additional Notes (as defined in Item 2.03 of this Form 8-K), Appgate, Legacy Appgate, the Note Guarantors, the Lenders and Magnetar entered into an amendment (the “Amendment to Note Issuance Agreement and Note Purchase Agreement”) to the A&R Note Issuance Agreement and A&R Note Purchase Agreement, pursuant to which each of the A&R Note Issuance Agreement and A&R Note Purchase Agreement were amended to allow for the issuance of $30.0 million Additional Notes. Except as set forth above, the terms of both the A&R Note Issuance Agreement and the A&R Note Purchase Agreement remain substantially the same.

The foregoing description of the Amendment to Note Issuance Agreement and Note Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Amendment to Amended and Restated Credit Agreement

As previously reported, on April 26, 2022, Legacy Appgate, as borrower, entered into a revolving credit agreement (the “Original Revolving Credit Agreement”), with Appgate and the Domestic Subsidiary Guarantors, as guarantors, and SIS Holdings, L.P., as lender (“SIS Holdings”), providing for a $50.0 million unsecured, revolving credit facility maturing on June 30, 2023.

As previously disclosed in the Prior 8-K, Appgate, Legacy Appgate, the Domestic Subsidiary Guarantors and SIS Holdings entered into an amended and restated credit agreement (the “A&R Revolving Credit Agreement”), on June 9, 2023.

On May 2, 2024, in connection with the Lenders purchase of Additional Notes (as defined in Item 2.03 of this Form 8-K), Appgate, Legacy Appgate, the Domestic Subsidiary Guarantors, and SIS Holdings entered into an amendment (the “Credit Agreement Amendment”) to the A&R Revolving Credit Agreement, pursuant to which the A&R Revolving Credit Agreement was amended to increase the Consideration Cap, as defined in the Credit Agreement Amendment, from $90.0 million to $105.0 million.

The foregoing description of the Credit Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Restructuring Support Agreement

The information regarding the Restructuring Support Agreement (as defined below) set forth in Item 1.03 of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference.

Item 1.03 Bankruptcy or Receivership

Voluntary Petitions for Bankruptcy

On May 6, 2024 (the “Petition Date”), Appgate and certain of its subsidiaries (collectively, the “Debtors”) filed voluntary petitions (the “Bankruptcy Petitions,” and the cases commenced thereby, the “Chapter 11 Cases”) for relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the

District of Delaware (the “Bankruptcy Court”). The Debtors have filed a motion with the Bankruptcy Court seeking joint administration of the Chapter 11 Cases under the caption “In re Appgate, Inc., et al.”

The Debtors will continue to operate their business and manage their properties as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code. In order to ensure their ability to continue to operate in the ordinary course of business and minimize the effect of bankruptcy on the Debtors’ customers, employees, vendors, and other stakeholders, the Debtors are seeking approval of a variety of “first day” motions containing customary relief, including a motion seeking authority to pay employee wages and benefits, to pay all vendors and suppliers for goods and services in the ordinary course of business, and to continue honoring insurance and tax obligations as they come due. In addition, the Company filed motions with the Bankruptcy Court seeking approval for the consensual use of cash collateral and other customary operational and administrative relief. The Debtors expect that the Bankruptcy Code will approve the relief sought in these motions on an interim basis.

Additional information about the Chapter 11 Cases, including access to Bankruptcy Court documents, is available online at www.donlinrecano.com/appgate, a website administered by Donlin, Recano & Company, Inc., a third-party bankruptcy claims and noticing agent. The documents and other information on this website are not part of this Current Report and shall not be incorporated by reference herein.

Restructuring Transactions

In connection with the Chapter 11 Cases, on May 3, 2024, the Debtors entered into a Restructuring Support Agreement (the “Restructuring Support Agreement”) with 100% of the Company’s 1L Convertible Noteholders, 100% of the Company’s 2L Convertible Noteholders, the Company’s 3L RCF Lender, and approximately 89% of the Company’s equityholders (collectively, the “Consenting Stakeholders”) on the terms of a comprehensive restructuring transaction (the “Restructuring Transaction”) to be implemented through the Chapter 11 Cases.

The Restructuring Transaction contemplates agreed-upon terms for a prepackaged financial restructuring (the “Restructuring”). Through the Restructuring, the Consenting Stakeholders will, subject to certain terms and conditions of the Restructuring Support Agreement, support a restructuring of the existing debt of, existing equity interests in, and certain other obligations of, the Debtors, pursuant to a plan of reorganization (the “Plan”) under the Bankruptcy Code in the Chapter 11 Cases.

The Plan embodies the terms set forth in the Restructuring Support Agreement and that certain restructuring support agreement term sheet (the “Restructuring Support Agreement Term Sheet”), attached to, and incorporated into, the Restructuring Support Agreement, which, among other things, contemplates the treatment of the claims of the Company’s stakeholders as set forth below. Capitalized terms used but not defined herein have the meaning given to them in the Restructuring Support Agreement.

•the 1L Convertible Noteholders shall receive such Holder’s pro rata share of certain equity interests in the reorganized company.
•the 2L Convertible Noteholders shall receive such Holder’s pro rata share of certain equity interests in the reorganized company.
•the 3L RCF Lender’s claims shall be cancelled, released, discharged, and extinguished without any distribution.
•General Unsecured Claims shall be either (a) reinstated or (b) paid in full.
•510(b) Claims shall be cancelled without any distribution.
•Equity Interests in Appgate shall be cancelled, released, discharged, and extinguished and shall not receive any distribution on account of such interests.

The Restructuring Support Agreement also contains various in-court milestones, including:

•no later than one Business Day prior to the Petition Date, the Debtors shall commence solicitation of the Plan;
•no later than four Business Days following the effective date of the Restructuring Support Agreement, the Petition Date shall have occurred;
•no later than forty-three calendar days after the Petition Date, the Bankruptcy Court shall have entered the Confirmation Order and an order approving the Disclosure Statement; and
•no later than forty-five calendar days after the Petition Date, the Plan Effective Date shall have occurred.

Although the Company intends to pursue the Restructuring Transaction in accordance with the terms set forth in the Restructuring Support Agreement, there can be no assurance that the Company will be successful in completing the

Restructuring Transaction or similar transaction on the terms set forth in the Restructuring Support Agreement, on different terms or at all.

The foregoing description of the Restructuring Support Agreement is not complete and is qualified in its entirety by reference to the Restructuring Support Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.3 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed by the Company on the Prior 8-K on June 9, 2023, Appgate, Legacy Appgate, and the lenders party thereto (the “Lenders”) entered into the A&R Note Purchase Agreement, pursuant to which, among other things, the Lenders may purchase, at their sole respective option, up to $15.0 million aggregate principal amount of additional Legacy Appgate Convertible Notes due 2026 (“Additional Notes”) in one or more subsequent closing on or prior to June 9, 2025. As disclosed in Section 1.01 above, the Amendment to Note Issuance Agreement and Note Purchase Agreement, dated as of May 2, 2024, increased the amount of Additional Notes that Lenders may purchase from $15.0 million to $30.0 million.

As previously disclosed by Appgate on the Form 8-K filed by Appgate with the SEC on January 18, 2024, on January 11, 2024, the Lenders exercised their option to purchase an aggregate amount of $4,000,000 of Additional Notes. As previously disclosed by Appgate on the Form 8-K filed by Appgate with the SEC on March 28, 2024, the Lenders exercised their option to purchase an aggregate amount of $1,500,000 of Additional Notes. As previously disclosed by Appgate on the Form 8-K filed by Appgate with the SEC on April 24, 2024, on April 19, 2024, the Lenders exercised their option to purchase an aggregate amount of $580,000 of Additional Notes. As previously disclosed by Appgate on the Form 8-K filed by Appgate with the SEC on April 24, 2024, on April 23, 2024, the Lenders exercised their option to purchase an aggregate amount of $5,851,703 of Additional Notes. On April 30, 2024, the Lenders exercised their option to purchase an aggregate amount of $1,999,186 of Additional Notes. On May 3, 2024, the Lenders exercised their option to purchase an aggregate amount of $4,308,267 of Additional Notes. As a result, Legacy Appgate has received $18,239,156 in gross proceeds with respect to the Additional Notes.

DIP Credit Agreement

Subject to the approval of the Bankruptcy Court, Legacy Appgate, as borrower (the “DIP Borrower”), the Company and certain of the Company’s direct and indirect debtor-subsidiaries, as guarantors (together with the DIP Borrower, the “DIP Parties”), expect to enter into that certain superpriority secured debtor-in-possession term loan agreement (the “DIP Credit Agreement”) with the lenders from time to time party thereto (the “DIP Lenders”) and U.S. Bank Trust Company, National Association, as administrative agent and collateral agent (the “DIP Agent”), on the terms and conditions set forth therein. Capitalized terms used but not otherwise defined in this “DIP Credit Agreement” section of this Current Report on Form 8-K shall have the meanings given to them elsewhere in this Current Report on Form 8-K (or, if not defined herein, the DIP Credit Agreement). Pursuant to the DIP Credit Agreement, the DIP Lenders have agreed, upon the terms and conditions set forth therein, including the approval of the Bankruptcy Court, to make available to the DIP Borrower a superpriority secured debtor-in-possession credit facility in the aggregate principal amount of $18,000,000 (the “DIP Facility”) in order to (a) fund the Chapter 11 Cases, (b) make certain other payments as more fully provided in the Bankruptcy Court orders approving the DIP Facility, and (c) provide working capital for the Debtors during the pendency of the Chapter 11 Cases, all in accordance with an Approved Budget (subject to the Permitted Variances) and as otherwise provided therein. The obligations under the DIP Credit Agreement will be secured by liens on substantially all of the real and personal property of the DIP Parties, subject to customary exceptions.
The DIP Facility will mature on the date that is one hundred twenty (120) calendar days after the Petition Date.

The DIP Credit Agreement includes customary negative covenants for debtor-in-possession loan agreements of this type, including covenants limiting the DIP Borrower and its subsidiaries’ ability to, among other things, incur indebtedness, create liens on assets, make investments, loans, advances or guarantees, engage in mergers, consolidations, sales of assets and acquisitions and pay dividends and distributions, in each case subject to customary exceptions for debtor-in-possession loan agreements of this type. The DIP Credit Agreement also includes certain customary and usual representations and warranties, mandatory prepayments, affirmative covenants and events of default customary for financings of this type. Certain bankruptcy-related events are also events of default, including, but not limited to, the dismissal by the Bankruptcy Court of any of the Chapter 11 Cases, the conversion of any of the Chapter 11 Cases to a case under chapter 7 of the Bankruptcy Code, the appointment of a trustee pursuant to chapter 11 of the Bankruptcy Code, and certain other events related to the impairment of the DIP Term Loan Lenders’ rights or liens granted under the DIP Credit Agreement.

The foregoing description of the DIP Credit Agreement and DIP Facility does not purport to be complete and is qualified in its entirety by reference to the DIP Credit Agreement, a substantially final form of which is attached to this Current Report on Form 8-K as Exhibit 10.4 and is incorporated herein by reference.

Item 2.04 Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The filing of the Chapter 11 Cases constitutes an event of default that accelerated obligations under the following debt instruments and agreements (the “Debt Instruments”):

•A&R Revolving Credit Agreement;
•A&R Note Issuance Agreement;
•Note Issuance Agreement, dated as of July 20, 2023, by and among the Company, the subsidiary guarantors named therein, and Appgate Funding, LLC as Purchaser.

The Debt Instruments provide that, as a result of the Chapter 11 Cases, the principal amount together with accrued and unpaid fees and interest thereon, and in the case of the indebtedness outstanding under the senior notes, premium, if any, thereon, shall be immediately due and payable. However, any efforts to enforce payment obligations under the Debt Instruments are automatically stayed as a result of the Chapter 11 Cases and the creditors’ rights in respect of the Debt Instruments are subject to the applicable provisions of the Bankruptcy Code. Additionally, in connection with the Chapter 11 Cases, the Company has incurred, and expects to continue to incur, significant professional fees and other costs in connection with the Chapter 11 Cases. There can be no assurance that the Company’s current liquidity is sufficient to allow it to satisfy its obligations related to the Chapter 11 Cases or to pursue confirmation of the Plan.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 2.03 of this Current Report on Form 8-K with respect to the A&R Note Purchase Agreement and the sale of Additional Notes is incorporated by reference in this Item 3.02.

The offer and sale of the Additional Notes and any Company common stock issuable upon conversion of the Additional Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from registration requirements. Nothing contained in this Current Report on Form 8-K constitutes an offer to sell, or the solicitation of an offer to buy, any securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.
In the A&R Note Purchase Agreement, each Lender represented to Appgate that it is an “accredited investor,” as defined in Rule 501 promulgated under the Securities Act, and Appgate’s offer and sale of the Additional Notes have been made in reliance upon the exemptions from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof.

Item 5.02 Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Directors

On May 2, 2024, the Company appointed Jeanne Manischewitz and Steven Panagos to the Company’s Board of Directors (the “Board”). In connection with their respective appointments, Ms. Manischewitz and Mr. Panagos will each be entitled to receive a cash directors’ fee equal to $35,000 per month, payable in advance, and reimbursement of reasonable and documented out-of-pocket expenses associated with the directors’ services on the Board.

Ms. Manischewitz has more than 28 years of experience in investment banking, asset management, and board governance. She is highly skilled in the areas of distressed debt investing including deal structuring, creditor rights, and bankruptcy processes. She has served on the board at Redwood Enhanced Income Corp, Graf Acquisition Corp II, Healthcare Services Acquisition Holdings, and the Museum of the City of New York. Ms. Manischewitz also spent over a decade as Partner and Head of North American Credit at York Capital Management.

Mr. Panagos is a turnaround expert with experience leading complex financial and operational restructurings for organizations across a spectrum of industries. He has served as an independent director to companies undergoing significant changes, including Silicon Valley Bank Financial Group, Barnes & Noble Education, Pier1 Imports, and American Consolidated Natural Resources. Mr. Panagos also spent a decade as Vice Chairman and Managing Director of the Recapitalization & Restructuring Group at Moelis & Company.

Prior to their respective appointments, Ms. Manischewitz and Mr. Panagos each entered into a letter agreement with the Company, dated as of April 3, 2024, pursuant to which Ms. Manischewitz and Mr. Panagos provided consulting services to the Company on matters relating to a refinancing, restructuring, and deleveraging of the Company for the period between April 3, 2024 until their respective appointments on May 2, 2024. During such time, Ms. Manischewitz and Mr. Panagos each received approximately $35,000 in the aggregate, consisting of monthly fees payable by the Company pursuant to their respective letter agreements.

Item 7.01 Regulation FD Disclosure.

Press Release

On May 6, 2024, the Company issued a press release announcing the filing of the Chapter 11 Cases and an overview of the Restructuring. A copy of the press release is attached hereto as Exhibit 99.1.

Additional Information on Chapter 11 Cases

Court filings and information about the Chapter 11 Cases can be found at a website maintained by the Company’s claims agent at www.donlinrecano.com/appgate. The documents and other information available via website or elsewhere are not part of this Current Report and shall not be deemed incorporated herein.

The information disclosed under this Item 7.01, including Exhibit 99.1, is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing. By filing this Current Report on Form 8-K and furnishing this information, the Company makes no statement or admission as to the materiality of any information in this Item 7.01 or Exhibit 99.1 attached hereto.

Item 8.01 Other Events.

Cautionary Note Regarding the Company’s Securities

The Company cautions that trading in its securities during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders of the Company’s securities in the Chapter 11 Cases. In particular, the Company expects that its equity holders could experience a significant or complete loss on their investment, depending on the outcome of the Chapter 11 Cases.

Cautionary Statement Regarding Forward-Looking Statements

Statements in this report that are not historical are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding the Debtors’ continued operation of the business as “debtors-in-possession”; the Company’s expectation to be granted “first day relief” and its impact on the ability to pay for continuing obligations, including, but not limited to, employee wages, vendors, suppliers for goods, services, taxes and insurance; the Company’s expectation that the transactions contemplated by the Restructuring Support Agreement are consummated by the Bankruptcy Court in the terms outlined herein; statements regarding the amount of professional fees and other costs incurred in connection with the Chapter 11 Cases; and any assumptions underlying any of the foregoing. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” and “will” and variations of such words and similar expressions are intended to identify such forward-looking statements.

These forward-looking statements are not guarantees of future performance and involve risks, assumptions and uncertainties, including, but not limited to: the Company’s ability to fund its planned operations for the next twelve months and its ability to continue as a going concern; the adverse impact of the Chapter 11 Cases on the Company’s business, financial condition, and results of operations; the Company’s ability to successfully consummate the Restructuring and emerge from the Chapter 11 Cases, including by satisfying the conditions and milestones set forth in the Restructuring Support Agreement; the Company’s ability to improve its liquidity and long-term capital structure and to address its debt service obligations through the Restructuring; the Company’s ability to make the required payments under the agreements governing its current debt obligations; the Company’s ability to maintain relationships with customers, employees and other third parties as a result of the Restructuring and the Chapter 11 Cases; the effects of the Restructuring and the Chapter 11 Cases on the Company and the interests of various constituents; risks and uncertainties associated with the Restructuring, including the Company’s ability to receive approvals for debtor-in-possession financing, obtain confirmation of the Plan under the Chapter 11 Cases and successfully consummate the Restructuring; the Company’s ability to receive any required approvals of the Plan and the responses of its securityholders and other stakeholders, including those party to the Restructuring Support Agreement; subject to the successful outcome of the Restructuring; the Company’s ability to maintain the listing of its common stock on the OTC Markets, and the resulting impact of either (i) a delisting or (ii) remedies taken to prevent a delisting on the Company’s results of operations and financial condition; and other risks and uncertainties described from time to time in the Company’s filings with the SEC.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to rely on these forward-looking statements, which speak only as of the date they are made. The Company expressly disclaims any current intention, and assumes no duty, to update publicly any forward-looking statement after the distribution of this report, whether as a result of new information, future events, changes in assumptions or otherwise.
Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amendment to Amended and Restated Note Issuance Agreement and Amended and Restated Note Purchase Agreement, dated May 2, 2024, by and among Legacy Appgate, Appgate, the other guarantors party thereto, the Noteholders and Magnetar Financial LLC.
10.2	Amendment to Amended and Restated Revolving Credit Agreement, dated May 2, 2024, by and among Legacy Appgate, Appgate, the Domestic Subsidiary Guarantors, and SIS Holdings.
10.3	*Restructuring Support Agreement, dated May 3, 2024, by and among Appgate, each of its affiliates named therein and the Consenting Stakeholders.
10.4	*DIP Credit Agreement, by and among Legacy Appgate, as borrower, the Company and certain of the Company’s direct and indirect debtor-subsidiaries, as guarantors, the lenders from time to time party thereto and U.S. Bank Trust Company, National Association, as administrative agent and collateral agent.
99.1	Press Release, dated May 6, 2024.
104	Cover Page Interactive Data File

* In accordance with Item 601(a)(5) of Regulation S-K, certain schedules or similar attachments to this exhibit have been omitted from this filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 6, 2024	Appgate, Inc.

	By:	/s/ Leo Taddeo
Name: Leo Taddeo
Title: Chief Executive Officer and President